AMENDMENT NO. 3 TO

INVESTMENT AGREEMENT

This AMENDMENT NO. 3 TO INVESTMENT AGREEMENT (this “Amendment”) dated as of November 26, 2012 (the “Effective Date”) is entered into by and among Lone Star Gold, Inc., a Nevada corporation with its principal executive office at 6565 Americas Parkway NE, Suite 200, Albuquerque, NM 87110 (the “Company”), and Deer Valley Management, LLC, a Delaware limited liability company (the “Investor”), with its principal executive officers at 245 Main Street, Suite 302, White Plains, NY 10601.

Recitals

WHEREAS, pursuant to an investment agreement entered into by and between the Company and Fairhills Capital Offshore Ltd. (“Fairhills”) dated April 30, 2012, the amendment No. 1 to such investment agreement dated June 25, 2012 and the amendment No. 2 to such investment agreement dated September 21, 2012 (the investment agreement, the amendment No. 1 and the amendment No. 2 to such investment agreement shall be collectively referred to as the “Investment Agreement”), together with an assignment and assumption agreement entered in by and among the Company, Fairhills and the Investor dated November 12, 2012, the Investor agreed to invest up to Fifteen Million Dollars ($15,000,000) in the purchase of the Company’s common stock; and

WHEREAS, the Company and the Investor seek to amend the Investment Agreement to reflect mutually agreed upon revised terms in accordance with the provisions of this Amendment;

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

Agreement

Section 1.         Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Investment Agreement.

Section 2.         Amendment. The Company and the Investor agree to revise Section 2.2 of the Investment Agreement to remove the reference to “unless a written waiver to deliver Put Notice during the Waiting Period is obtained by the Company from the Investor in advance.” As such, Section 2.2 of the Investment Agreement is hereby amended and restated in its entirety as follows:

DELIVERY OF PUT NOTICES. Subject to the terms and conditions of the At-the-Market Financing Transaction Documents, and from time to time during the Open Period, the Company may, in its sole discretion, deliver a Put Notice to the Investor which states the dollar amount (designated in U.S. Dollars), which the Company intends to sell to the Investor on a Closing Date (the “Put”). The Put Notice shall be in the form attached hereto as Exhibit C and incorporated herein by reference. The amount that the Company shall be entitled to Put to the Investor (the “Put Amount”) shall be equal to Two Hundred percent (200%) of the average daily volume (U.S. market only) of the Common Stock for the Ten consecutive (10) Trading Days immediately prior to the applicable Put Notice Date. During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. Notwithstanding the foregoing, the Company may not deliver a Put Notice on or earlier of the fourteenth (14th) day immediately following the preceding Put Notice Date (the “Waiting Period”).

Section 3.         Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Investment Agreement, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date: (i) all references in the Investment Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Investment Agreement shall mean the Investment Agreement as amended by this Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Investment Agreement and this Amendment, the provisions of this Amendment shall control and be binding.

Section 4.         Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first indicated above.

The Company:

Lone Star Gold, Inc.

By:	/s/ Daniel M. Ferris
Daniel M. Ferris Chief Executive Officer

The Investor:

Deer Valley Management, LLC

By:	/s/ Timothy W. Doede
Timothy W. Doede Managing Member

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